                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9600
matthew.frankel@verint.com

Verint Announces Strong Start to FYE 2026

Q1 ARR Growth Accelerates to 6% Year-over-Year, Reflecting Continued AI Momentum

Revenue and Non-GAAP Diluted EPS Ahead of Guidance Due to Timing of Two Unbundled SaaS Deals

MELVILLE, N.Y., June 4, 2025 - Verint® (Nasdaq: VRNT), The CX Automation Company™, today announced results for the three months ended April 30, 2025 (FYE 2026).

“I am pleased to start the year with a strong first quarter. In Q1, ARR growth accelerated to 6% year-over-year and both revenue and non-GAAP diluted EPS came in ahead of guidance. The combination of a strong first quarter and a growing pipeline for our AI-powered solutions gives us confidence that we are on track to achieve our annual targets and exit the year with 8% year-over-year ARR growth”, said Dan Bodner CEO and Chairman.

Bodner continued, “Behind our strong AI momentum are two key differentiators. First, our ability to transform the latest AI technology into strong, tangible AI business outcomes, delivering customer value better than any other CX vendor. And second, our ability to deploy AI in a hybrid cloud model, layering our AI-powered bots on top of existing customer environments. With Verint, customers can benefit from AI value now, without delay, and can start small with quick AI deployments in real production environments, and once they prove the value for themselves, then they can quickly scale with the Verint platform.”

First Quarter Highlights

Key operating and financial highlights are set forth below. The definitions of our operating metrics and non-GAAP financial measures, and a reconciliation of non-GAAP financial measures to comparable GAAP measures are included at the end of this press release.

(in millions, except as noted)	Q1 FYE 2026
Subscription ARR	$710
Year-over-Year	6.3%
AI ARR	$354
Year-over-Year	24.1%
Revenue	$208
Net Loss Per Share / Diluted EPS (GAAP / non-GAAP)	$(0.04) / $0.29

Grant Highlander, Chief Financial Officer added, “In Q1, AI ARR which includes AI-powered software increased 24% year-over-year. We are pleased with our AI ARR growth acceleration and AI now represents close to 50% of our total ARR. For the year, we expect AI ARR to continue to grow more than 20%, an acceleration from last year. Our planned 8% ARR growth for the year combined with cash contribution margin expansion is expected to drive a 12% increase in free cash flow for the full year. The largest use of our free cash flow continues to be stock buybacks and during Q1 we completed the purchase of approximately 2.5 million common shares.”

FYE 2026 Outlook

Below is our guidance for the year ending January 31, 2026.

(in millions)	FYE 2026 Outlook
Subscription ARR (as of Q4 FYE 2026)	$768 million +/- 1%, reflecting 8% growth year-over-year
Cash Generation	$960 million +/- 1%
Cash Contribution	$245 million at mid-point of Cash Generation
Revenue	$960 million +/- 3%, wider range reflects impact of ASC 606
Non-GAAP Diluted EPS	$2.93 at midpoint of revenue guidance

Our non-GAAP outlook for the three months ending July 31, 2025 and year ending January 31, 2026 excludes the following GAAP measure which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $6 million and $24 million, for the three months ending July 31, 2025 and year ending January 31, 2026, respectively.

Our non-GAAP outlook for the three months ending July 31, 2025 and year ending January 31, 2026 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Stock-based compensation expenses are expected to be between approximately $14 million and $17 million, and between approximately $59 million and $63 million, for the three months ending July 31, 2025 and year ending January 31, 2026, respectively, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months ended April 30, 2025 and 2024 for the GAAP measures excluded from our non-GAAP outlook appear in Table 3 of this press release.

Q1 Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months ended April 30, 2025 and outlook. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call. Please join the call 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.

Verint® (Nasdaq: VRNT) is a leader in customer experience (“CX”) automation with a customer base that includes more than 80 of the Fortune 100 companies. The world’s most iconic brands use the Verint Open Platform and our team of AI-powered bots to deliver tangible AI business outcomes across the enterprise. Verint is uniquely positioned to help brands increase CX automation with our differentiated AI-powered Open Platform.
Verint. The CX Automation Company™, is proud to be Certified™ by Great Place To Work®. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, actual or threatened tariffs or trade wars, elevated interest rates, tightening credit markets, inflation, instability in the banking sector, political unrest, armed conflicts, epidemics or pandemics, or natural disasters, as well as the resulting impact on spending by customers or partners, on our business; risks that our customers or partners delay, downsize, cancel, or refrain from placing orders or renewing subscriptions or contracts, or are unable to honor contractual commitments or payment obligations due to challenges or uncertainties in their budgets, headcount, liquidity, businesses, or operations; risks associated with our ability to keep pace with technological advances, such as the advancement and proliferation of artificial intelligence (“AI”) and evolving industry standards and challenges, including: achieving, demonstrating, and maintaining the competitive differentiation of our solution platform; adapting to changing market potential from area to area within our markets; and successfully developing, launching, executing and driving demand for new and enhanced, innovative, high-quality products and services, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom may be able to innovate or grow faster than us or may have greater resources than us, including in areas such as sales and marketing, brand recognition, technological innovation and development, and recruiting and retention; risks associated with our ability to properly execute on our software as a service ("SaaS") strategy, the increased importance of new subscriptions and renewals and associated term lengths, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; challenges associated with selling sophisticated solutions and cloud-based solutions, which may incorporate newer technologies, such as AI, whose adoption, value, and use-cases are still emerging (and may present risks of their own), including with respect to longer sales cycles, more complex sales processes and customer evaluation and approval processes, more complex contractual and information security requirements, and assisting customers in understanding and realizing the benefits of our solutions and technologies (including versus those of our competitors), as well as with developing, offering, implementing, and maintaining an enterprise-class, broad solution portfolio; risks associated with our ability to or costs to retain, recruit, and train qualified personnel and management in regions in which we operate either physically or remotely, including in areas of emerging technology such as AI, due to competition for talent, increased labor costs, applicable regulatory requirements, or otherwise; risks relating to our ability to properly identify and execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks that we may be unable to maintain, expand, or enable our relationships with partners as part of our growth strategy, including partners with whom we may overlap or compete, while avoiding excessive concentration with one or more partners; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, including exposure to regions subject to political or economic instability or hostilities, fluctuations in foreign exchange rates, inflation, increased financial accounting and reporting burdens and complexities, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming directly or indirectly from government contracts, and associated procurement processes and regulatory requirements; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy, AI, cyber/information security, government contracts, anti-corruption, trade compliance, climate change or other environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the development and use of AI, including regulatory, social, or ethical issues, as well as our ability to capitalize on and benefit from the advancement and proliferation of AI; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our SaaS or other hosted or managed services offerings or when we are asked to perform service or support; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be subject to security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks associated with our reliance on third parties to provide certain cloud hosting or certain other cloud-based services to us or our customers, including the risk of service disruptions, data breaches, or data loss or corruption; risks that our intellectual property ("IP") rights may not be adequate to protect our business or assets or that others may make claims on our IP, claim infringement on their IP rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and risks that financing or refinancing sources may be unavailable to us on reasonable terms or at all; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party or market speculation or publications, or other factors, and risks associated with actions of activist stockholders; and risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CX AUTOMATION COMPANY, THE CUSTOMER ENGAGEMENT COMPANY, and THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2025	2024
Revenue:
Recurring	$173,623	$173,528
Nonrecurring perpetual	17,021	24,900
Nonrecurring professional services and other	17,453	22,849
Total revenue	208,097	221,277
Cost of revenue:
Recurring	42,108	35,923
Nonrecurring perpetual	7,248	8,774
Nonrecurring professional services and other	17,531	17,706
Amortization of acquired technology	2,308	1,358
Total cost of revenue	69,195	63,761
Gross profit	138,902	157,516
Operating expenses:
Research and development, net	40,641	36,730
Selling, general and administrative	89,670	93,276
Amortization of other acquired intangible assets	3,519	3,065
Total operating expenses	133,830	133,071
Operating income	5,072	24,445
Other income (expense), net:
Interest income	1,463	1,978
Interest expense	(2,499)	(2,591)
Other income (expense), net	496	(498)
Total other expense, net	(540)	(1,111)
Income before provision for income taxes	4,532	23,334
Provision for income taxes	2,605	7,955
Net income	1,927	15,379
Net income attributable to noncontrolling interests	305	138
Net income attributable to Verint Systems Inc.	1,622	15,241
Dividends on preferred stock	(4,000)	(5,200)
Net (loss) income attributable to Verint Systems Inc. common shares	$(2,378)	$10,041

Net (loss) income per common share attributable to Verint Systems Inc.:
Basic	$(0.04)	$0.16
Diluted	$(0.04)	$0.16

Weighted-average common shares outstanding:
Basic	61,916	62,335
Diluted	61,916	62,845

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Operating Metrics
(Unaudited)

Subscription ARR

	Three Month Ended April 30,
(in thousands)	2025	2024
Subscription ARR	$709,992	$668,140
Subscription ARR YoY(1)	6.3%	0.1%

AI ARR	353,906	285,079
AI ARR YoY(1)	24.1%	8.9%

Non-AI ARR	356,086	383,061
Non-AI ARR YoY(1)	(7.0)%	(5.6)%

(1) FYE 2024 YoY growth adjusted for the quality managed services divestiture, which closed January 31, 2024.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures and Other Information
(Unaudited)
Revenue

	Three Months Ended April 30,
(in thousands)	2025	2024
Recurring revenue:
Bundled SaaS revenue	$81,257	$65,695
Unbundled SaaS revenue	66,227	75,288
Total SaaS revenue	147,484	140,983
Optional managed services revenue	5,014	5,168
Support revenue	21,125	27,377
Total recurring revenue	173,623	173,528
Nonrecurring perpetual revenue	17,021	24,900
Nonrecurring professional services and other revenue	17,453	22,849
Total revenue	$208,097	$221,277

Gross Profit and Gross Margin

	Three Months Ended April 30,
(in thousands)	2025	2024
Recurring cost of revenues	$42,108	$35,923
Nonrecurring perpetual cost of revenues	7,248	8,774
Nonrecurring professional and other cost of revenues	17,531	17,706
Amortization of acquired technology	2,308	1,358
Total GAAP cost of revenue	69,195	63,761
GAAP gross profit	138,902	157,516
GAAP gross margin	66.7%	71.2%
Amortization of acquired technology	2,308	1,358
Stock-based compensation expenses	321	1,082
Acquisition and divestitures expenses, net	227	—
Restructuring expenses	3,627	182
Non-GAAP gross profit	$145,385	$160,138
Non-GAAP gross margin	69.9%	72.4%

Research and Development, net

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP research and development, net	$40,641	$36,730
As a percentage of revenue	19.5%	16.6%
Stock-based compensation expenses	(3,093)	(3,543)
Acquisition and divestitures benefit, net	1,219	—
Restructuring expenses	(2,417)	(1,464)
Non-GAAP research and development, net	$36,350	$31,723
As a percentage of revenue	17.5%	14.3%

Selling, General and Administrative Expenses

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP selling, general and administrative expenses	$89,670	$93,276
As a percentage of revenue	43.1%	42.2%
Stock-based compensation expenses	(12,053)	(13,396)
Acquisition and divestitures benefit (expenses), net	8,040	(205)
Restructuring expenses	(1,909)	(1,133)
Other adjustments	(97)	(109)
Non-GAAP selling, general and administrative expenses	$83,651	$78,433
As a percentage of revenue	40.2%	35.4%

Operating Income and Operating Margin

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP operating income	$5,072	$24,445
GAAP operating margin	2.4%	11.0%
Amortization of acquired technology	2,308	1,358
Amortization of other acquired intangible assets	3,519	3,065
Stock-based compensation expenses	15,467	18,021
Acquisition and divestitures (benefit) expenses, net	(9,032)	205
Restructuring expenses	7,953	2,779
Other adjustments	97	109
Non-GAAP operating income	$25,384	$49,982
Non-GAAP operating margin	12.2%	22.6%

Other Expense, Net

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP other expense, net	$(540)	$(1,111)
Other adjustments	368	—
Non-GAAP other expense, net(1)	$(172)	$(1,111)

Provision for Income Taxes

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP provision for income taxes	$2,605	$7,955
GAAP effective income tax rate	57.5%	34.1%
Non-GAAP income tax adjustments	(124)	(1,778)
Non-GAAP provision for income taxes	$2,481	$6,177
Non-GAAP effective income tax rate	9.8%	12.6%

Net (Loss) Income Attributable to Verint Systems Inc. Common Shares

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP net (loss) income attributable to Verint Systems Inc. common shares	$(2,378)	$10,041
Amortization of acquired technology	2,308	1,358
Amortization of other acquired intangible assets	3,519	3,065
Stock-based compensation expenses	15,467	18,021
Acquisition and divestitures (benefit) expenses, net	(9,032)	205
Restructuring expenses	7,953	2,780
Other adjustments	465	109
Non-GAAP tax adjustments	124	1,778
Dividends, reversed due to assumed conversion of preferred stock(3)	—	5,200
Total adjustments	20,804	32,516
Non-GAAP net income attributable to Verint Systems Inc. common shares	$18,426	$42,557

Diluted Net (Loss) Income Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended April 30,
(in thousands, except per share data)	2025	2024
GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$(0.04)	$0.16
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$0.29	$0.59

GAAP weighted-average shares used in computing diluted net (loss) income per common share attributable to Verint Systems Inc.	61,916	62,845
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	768	9,477
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	62,684	72,322

GAAP Net Income to Adjusted EBITDA

	Three Months Ended April 30,
(in thousands)	2025	2024
GAAP net income	$1,927	$15,379
As a percentage of revenue	0.9%	7.0%
Provision for income taxes	2,605	7,955
Other (income) expense, net	540	1,111
Depreciation and amortization(2)	12,349	10,748
Stock-based compensation expenses	15,467	18,021
Acquisition and divestitures (benefit) expenses, net	(9,032)	204
Restructuring expenses	7,943	2,779
Other adjustments	97	109
Adjusted EBITDA	$31,896	$56,306
As a percentage of revenue	15.3%	25.4%

Gross Debt to Net Debt

(in thousands)	April 30, 2025	January 31, 2025
Debt, current	$413,117	$100,000
Long-term debt	—	312,753
Unamortized debt discounts and issuance costs	1,883	2,247
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	180,870	215,707
Restricted cash and cash equivalents, and restricted bank time deposits	—	—
Short-term investments	449	1,344
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	233,681	197,949
Long-term restricted cash, cash equivalents, time deposits, and investments	177	172
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$233,504	197,777

Free Cash Flow

	Three Months Ended April 30,
(in thousands)	2025	2024
Net cash provided by operating activities	$26,323	$60,717
Less: purchases of property and equipment	3,168	3,591
Less: cash paid for capitalized software development costs	2,857	2,538
Free Cash Flow	$20,298	$54,588

(1) For the three months ended April 30, 2025, other expense, net of $0.2 million was comprised of $0.9 million of interest and other expense, net, and $0.7 million of foreign exchange gains primarily related to balance sheet revaluations.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Dividends on the preferred stock were more dilutive in the three months ended April 30, 2025. Conversion of the outstanding preferred shares was more dilutive in the three months ended April 30, 2024.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

(in thousands, except percentages)	Three Months Ended
Revenue for the three months ended April 30, 2024	$221,277
Revenue for the three months ended April 30, 2025	$208,097
Revenue for the three months ended April 30, 2025 at constant currency(1)	$208,000
Reported period-over-period revenue growth	(6.0)%
% impact from change in foreign currency exchange rates	—%
Constant currency period-over-period revenue growth	(6.0)%

(1) Revenue for the three months ended April 30, 2025 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2024 rather than actual current-period foreign currency exchange rates.

(2) Revenue denominated in non-U.S. dollars was 21% and 18% of our total revenue for the three months ended April 30, 2025 and 2024, respectively.

(3) Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 33% and 32% of our total combined GAAP cost of revenue and operating expenses for the three months ended April 30, 2025 and 2024, respectively. Our combined non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 34% of our total combined non-GAAP cost of revenue and operating expenses for each of the three months ended April 30, 2025 and 2024.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31,
(in thousands, except share and per share data)	2025	2025
Assets
Current Assets:
Cash and cash equivalents	$180,870	$215,707
Short-term investments	449	1,344
Accounts receivable, net of allowance for credit losses of $1.8 million and $1.8 million, respectively	172,384	203,113
Contract assets, net	88,783	91,605
Inventories	14,945	14,311
Prepaid expenses and other current assets	58,857	52,692
Total current assets	516,288	578,772
Property and equipment, net	48,364	48,708
Operating lease right-of-use assets, net	27,365	27,337
Goodwill	1,417,042	1,386,734
Intangible assets, net	76,516	80,538
Other assets	172,972	167,960
Total assets	$2,258,547	$2,290,049

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$24,026	$25,457
Accrued expenses and other current liabilities	127,407	138,187
Debt, current	413,117	100,000
Contract liabilities	239,864	255,039
Total current liabilities	804,414	518,683
Long-term debt	—	312,753
Long-term contract liabilities	11,208	13,018
Operating lease liabilities	28,967	29,094
Other liabilities	81,111	90,906
Total liabilities	925,700	964,454
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at April 30, 2025 and January 31, 2025, respectively; aggregate liquidation preference and redemption value of $202,667 and $204,667 at April 30, 2025 and January 31, 2025, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at April 30, 2025 and January 31, 2025, respectively; aggregate liquidation preference and redemption value of $202,667 and $204,667 at April 30, 2025 and January 31, 2025, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 240,000,000 shares; issued 60,248,000 and 62,135,000 shares; outstanding 60,248,000 and 62,135,000 shares at April 30, 2025 and January 31, 2025, respectively.	60	62
Additional paid-in capital	953,080	981,862
Retained earnings	59,486	57,864
Accumulated other comprehensive loss	(118,817)	(152,939)
Total Verint Systems Inc. stockholders' equity	893,809	886,849
Noncontrolling interest	2,717	2,425
Total stockholders' equity	896,526	889,274
Total liabilities, temporary equity, and stockholders' equity	$2,258,547	$2,290,049

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$1,927	$15,379
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,973	11,367
Stock-based compensation, excluding cash-settled awards	15,428	18,009
Other, net	(6,657)	179
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	32,864	33,802
Contract assets	3,807	(4,776)
Inventories	(908)	(2,372)
Prepaid expenses and other assets	(9,925)	1,404
Accounts payable and accrued expenses	(155)	(2,410)
Contract liabilities	(21,465)	(12,418)
Deferred income taxes	2,106	775
Other, net	(3,672)	1,778
Net cash provided by operating activities	26,323	60,717

Cash flows from investing activities:
Cash paid for asset acquisitions and business combinations, including adjustments, net of cash acquired	(299)	(9,206)
Divestitures, net of cash divested	—	1,300
Purchases of property and equipment	(3,168)	(3,591)
Purchases of investments	—	(330)
Maturities and sales of investments	908	228
Cash paid for capitalized software development costs	(2,857)	(2,538)
Change in restricted bank time deposits, and other investing activities, net	(5)	2
Net cash used in investing activities	(5,421)	(14,135)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(254)	(553)
Purchases of treasury stock and common stock for retirement	(41,843)	(37,095)
Preferred stock dividend payments	(8,000)	(10,400)
Payments of debt-related costs	(2,166)	(10)
Distributions paid to noncontrolling interest	(13)	(245)
Payments of contingent consideration for business combinations and asset acquisitions (financing portion)	(6,831)	(2,658)
Cash received for contingent consideration for business divestitures (financing portion)	224	224
Net cash used in financing activities	(58,883)	(50,737)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	3,144	(848)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(34,837)	(5,003)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	215,707	242,669
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$180,870	$237,666

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$180,870	$236,592
Restricted cash and cash equivalents included in prepaid expenses and other current assets	—	1,074
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$180,870	$237,666

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA as a percentage of revenue, net debt, free cash flow and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation, as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Acquisition and divestitures expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. In connection with divestiture activity, we exclude the gain or loss on divestiture as well as any expenses incurred, including legal, accounting, and other professional fees. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses (benefit). We exclude restructuring expenses (benefit) from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges (except as included in acquisition), and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency. We also exclude from our non-GAAP financial measures separation expenses incurred in connection with the spin-off of our former Cyber Intelligence Solutions business, including insurance and other expense adjustments associated with a tax-related indemnification asset as a result of the spin-off. These costs were incremental to our normal operating expenses and were incurred solely as a result of the separation transaction.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2026 is currently approximately 11% and was 12% for the year ended January 31, 2025. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Definition of Certain Non-GAAP Financial Metrics

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Free Cash Flow is a non-GAAP measure defined as GAAP cash provided by operating activities less our capital expenditures, which include purchases of property and equipment and capitalized software development costs.

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring perpetual revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses and hardware.

Nonrecurring professional services and other revenue, on both a GAAP and non-GAAP basis, primarily consists of our installation services, business advisory consulting and training services, and patent royalties.

SaaS revenue, on both a GAAP and non-GAAP basis, includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our revenue, GAAP and non-GAAP cost of revenue, and GAAP and non-GAAP operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.

Operating Metrics

Subscription Annual Recurring Revenue (ARR) represents the annualized quarterly run-rate value of our active or signed subscription agreements at the end of the period and is comprised of the ARR calculated for our SaaS, Support, and Optional Managed Services contracts. Under ASC Topic 606, Revenue from Contracts with Customers, we are required to recognize a significant portion of our Unbundled SaaS contracts at a point in time when the software is first made available to the customer, or at the beginning of the subscription term, despite the fact that our contracts typically call for billing these amounts annually or more frequently over the life of the subscription. This point-in-time recognition of a portion of our recurring revenue creates significant variability in the revenue recognized period to period based on the timing of the subscription start date and the subscription term and can create a significant difference between the timing of our revenue recognition and the actual customer billing under the contract. We use ARR to measure the underlying performance of our subscription-based contracts and mitigate the impact of this variability as ARR reduces fluctuations due to seasonality, contract term, and the sales mix of subscriptions. ARR should be viewed independently of revenue, and does not represent our revenue under ASC 606 on an annualized basis, as it is an operating metric that is impacted by contract start and end dates and renewal rates. ARR is not intended to be a replacement for forecasts of revenue and does not include revenue reported as nonrecurring revenue in our consolidated statement of operations. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

AI Annual Recurring Revenue (AI ARR) is the portion of ARR that is derived from solutions that include AI-functionality, and represents the annualized quarterly run-rate value of the associated active or signed SaaS agreements as of the end of a period. At present, these AI solutions are hosted by Verint.

Non-AI Annual Recurring Revenue (Non-AI ARR) is the portion of ARR that is derived from our SaaS, Support, and Optional Managed Services contracts that do not include AI-functionality, and represents the annualized quarterly run rate of such active or signed agreements as of the end of a period.

Cash Generation represents the sum of ARR and nonrecurring perpetual and nonrecurring professional services and other revenue and provides an estimate of the cash-producing potential of our entire business.

Cash Contribution is defined as Cash Generation less non-GAAP cost of revenue and operating expenses and helps assess how effectively we convert our revenue streams into cash.